As filed with the Securities and Exchange Commission on April 28, 2014.

Registration No. 333-07531

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1736882
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

950 Main Avenue,
Suite 1300
Cleveland, Ohio	44113-7210
(Address of principal executive offices)	(Zip Code)

OM Group, Inc. Non-Employee Directors’ Equity Compensation Plan

(Full title of the plans)

Valerie Gentile Sachs

Vice President, General Counsel and Secretary

OM Group, Inc.

950 Main Avenue, Suite 1300

Cleveland, Ohio 44113-7210

(Name and address of agent for service)

(216) 781-0083

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

DEREGISTRATION OF UNSOLD SECURITIES

On July 3, 1996, OM Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-07531) (the “Form S-8”) registering 250,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”) to be issued to participants under the Company’s Non-Employee Directors’ Equity Compensation Plan (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio, on April 28, 2014.

OM GROUP, INC.

By:	/s/ Valerie Gentile Sachs
Valerie Gentile Sachs
Vice President, General Counsel and Secretary